Exhibit 10.9

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of February 12, 2015 (the “Closing Date”), by and among Retrophin, Inc., a Delaware corporation (“Retrophin”) on behalf of itself and its Affiliates (as that term is defined below), including without limitation, Retrophin Therapeutics International, LLC, a Delaware limited liability company (“Retrophin Therapeutics”), and Manchester Pharmaceuticals LLC, a California limited liability company (“Manchester”), (collectively, the “Vecamyl Sellers”), on the one hand, and Waldun Pharmaceuticals, LLC, a Delaware limited liability company (“Waldun”), on the other hand.  The Vecamyl Sellers and Waldun may sometimes be referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, on March 26, 2014, Loring Creek Holdings LLC, a California limited liability company, Lloyd Glenn and Mathias Kurth (collectively, the “Manchester Sellers”) sold to Retrophin their membership interests in Manchester, which was the owner of, among other things, all of its world-wide rights, titles and interests in and to two products known by their brand names in the United States as Chenodal (containing the active pharmaceutical ingredient chenodiol) (“Chenodal”) and Vecamyl (containing the active pharmaceutical ingredient mecamylamine hydrochloride) (“Vecamyl”), such membership interest sale and an ancillary international product rights sale being pursuant to a Membership Interest Purchase Agreement and an International Rights Purchase Agreement both having an effective date as of March 26, 2014 (collectively, the “Purchase Agreements”);

WHEREAS, Waldun is interested in acquiring from the Vecamyl Sellers the world-wide rights to Vecamyl (the “Product”) held by the Vecamyl Sellers and the assets listed in Section 2.1(a) through (e) below) related to Vecamyl, which is currently manufactured for the Vecamyl Sellers by Nexgen Pharma, Inc. (“Nexgen”) pursuant to that certain License and Manufacturing Agreement effective as of April 4, 2013, by and between Nexgen and Manchester (the “Nexgen Agreement”); and

WHEREAS, the Vecamyl Sellers desire to convey all of its world-wide rights pertaining to the Product and the listed assets, to Waldun, and Waldun desires to purchase such world-wide rights and the listed assets, from the Vecamyl Sellers, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises, the respective covenants of Retrophin and Waldun set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  In addition to the other capitalized terms defined herein, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Party, any Person who, or which, directly or indirectly, controls, is controlled by, or is under common control with such Party at any time during the period for which the determination of affiliation is being made.  For the purposes of this definition, “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means the possession by the applicable Person, directly or indirectly, of the power to direct or cause the direction of the management, policies and business affairs of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

“Applicable Laws” means all applicable laws, rules, regulations and guidelines that may apply to the development, manufacture, use, sale, offer for sale or distribution of Product, or the performance of any Party’s obligations under this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Consent Agreement” shall have the meaning ascribed to such term in Section 4.4(a).

“Financial Consideration” shall have the meaning ascribed to such term in Section 3.1.

“Liens” means any mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever.

“Person” means any individual, partnership, association, corporation, limited liability company, trust or other legal person or entity.

“Third Party” means any Person other than a Party and such Party’s Affiliates.

“Trademark Properties” means the Vecamyl trademark registered on June 25, 2013, in the United States Patent and Trademark Office, with registration number 4358457; application Serial No. 85278519 filed March 28, 2011, in the United States Patent and Trademark Office for the mark Vercal (lapsed on November 18, 2013); and pending application Serial No. 1666757 filed in the Canadian Intellectual Property Office on March 6, 2014, for the mark Vecamyl.

“Waldun Representative” means Brian Smith (or his successor), the Person appointed by each of the members of Waldun to act on their behalf for the purposes of this Agreement and any transactions related to the sale of the Product rights.

1.2           Interpretation.  Unless the context of this Agreement otherwise requires (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section” and “Exhibit” refer to the specified Article, Section and Exhibit of this Agreement and (e) the terms “include,” “includes” or “including,” shall be deemed to be followed by the words

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“without limitation” unless otherwise indicated.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.  The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2
SALE AND PURCHASE OF PRODUCT RIGHTS AND ASSETS

2.1          Conveyance of Product Rights and Assets.  Subject to the terms and conditions of this Agreement and the Consent Agreement, on the Closing Date, the Vecamyl Sellers shall irrevocably sell, assign, transfer, convey and deliver to Waldun, and Waldun shall purchase, acquire and accept, free and clear of any and all Liens, all of their world-wide rights, titles and interest in and to the Product (the “Product Rights”) and the following assets related to the Product (collectively, the “Assets”):

(a)          The Trademark Properties;

(b)          Scientific assessment of alternate indications;

(c)          Dear HCP letter to list of former prescribers;

(d)          Support for Dr. Fox’s case report publication Tourette’s syndrome rage; and

(e)          A folder containing the FOI materials obtained by Retrophin or its Affiliate together with related Vecamyl notes.

2.2          Transfer Taxes and Fees.  Any and all sales, excise, use, value-added and similar taxes, fees or duties assessed or incurred by reason of the sale by the Vecamyl Sellers, and the purchase by Waldun, of the Product Rights and the Assets, pursuant hereto shall be paid by the Vecamyl Sellers (and not by Waldun or the Manchester Sellers), regardless of which Party against which such taxes, fees or duties are assessed.

ARTICLE 3
Consideration

3.1          Consideration.  Subject to the terms and conditions of this Agreement and the Consent Agreement, the financial consideration for the transfer and conveyance of the Product Rights and the Assets, by the Vecamyl Sellers to Waldun in accordance with Article 2 shall be Seven Hundred Thousand Dollars ($700,000.00) payable by wire transfer of immediately available funds by Waldun to the account or accounts designated in writing by Retrophin within two (2) Business Days after the Closing Date (the “Financial Consideration”).

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF RetropHIN

Retrophin hereby represents and warrants to Waldun as follows:

4.1           Organization.  Retrophin is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or incorporated.  Retrophin has the requisite power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted.  Retrophin is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on Retrophin or any of the Product Rights and the Assets.

4.2           Authority and Enforceability.  Retrophin has the requisite power and authority to enter into this Agreement, the Bill of Sale and the Trademark Assignments (as such terms are defined in Section 6.2) (collectively the “Ancillary Agreements”) on behalf of itself and its Affiliates to which each is a party, and to perform its and their obligations hereunder and thereunder.  Retrophin has taken all necessary action on its part and the part of its Affiliates to authorize the execution of this Agreement and each Ancillary Agreement to which each is a party and the performance of its or their obligations hereunder and thereunder.  This Agreement and each Ancillary Agreement to which each is a party has been duly and validly executed by Retrophin and its Affiliates and is the legal, valid and binding obligation of Retrophin and its Affiliates, enforceable against Retrophin and its Affiliates in accordance with its terms.

4.3           No Violation, Etc.  The execution of this Agreement and each Ancillary Agreement to which it is a party, and the performance of the obligations hereunder and thereunder by Retrophin and its Affiliates does not and will not (a) violate or conflict with any provision of the charter documents of Retrophin or any Affiliate, (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any agreement, lease, instrument, obligation, understanding or arrangement, oral or written, to which Retrophin or any of its Affiliates is a party or by which any of the Vecamyl Sellers’s properties or assets is subject, including the Product Rights and the Assets, (c) violate any Applicable Law to which the Vecamyl Sellers or any of their properties or assets are subject or (d) result in any Lien on the Product Rights or the Assets.  Without limiting the foregoing, the Vecamyl Sellers have not granted any right to any Third Party that would conflict with the conveyance of the Product Rights and the Assets to Waldun.

4.4           No Consents and Approvals.  Except for (a) the Consent Agreement being executed by the Vecamyl Sellers and the Manchester Sellers on even date herewith (the “Consent Agreement”) and (b) the consents of Nexgen and Athyrium Capital Management, no permit, consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental authority or Third Party is or will be necessary in connection with the execution by the Vecamyl Sellers of this Agreement and each Ancillary Agreement to which each is a party or the performance by the Vecamyl Sellers of their obligations hereunder and thereunder.

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4.5           Litigation.  There is no litigation, proceeding, investigation, arbitration or claim pending against Retrophin or its Affiliates or, to Retrophin’s knowledge, threatened with respect to the Product Rights or the Assets or the transactions contemplated herein.

4.6           Assets.  The Vecamyl Sellers have, and on the Closing Date will convey and transfer to Waldun hereby, good, complete and legal title to each and all of the Product Rights and the Assets, free and clear of any and all Liens.  The Product Rights and the Assets constitute all of the assets (tangible and intangible) in and related to the Product to which Retrophin or its Affiliates have any rights as of the Closing Date.

4.7           Solvency.  Upon and immediately following the Closing Date, after giving effect to all of the transactions contemplated by and in this Agreement (including the payment of the Financial Consideration by Waldun), Retrophin will not be insolvent and Retrophin will have sufficient capital to continue in business and pay its debts as they become due, including, without limitation, its and its Affiiliate’s obligations under the Purchase Agreements.

4.8           Exclusive Representations and Warranties.  Other than the express representations and warranties set forth in this Article 4 or in any Ancillary Agreement, the Vecamyl Sellers are not making any representations or warranties, express or implied.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF Waldun

Waldun hereby represents and warrants to the Vecamyl Sellers as follows:

5.1           Organization.  Waldun is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed.  Waldun has the requisite power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted.  Waldun is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on Waldun.

5.2           Authority and Enforceability.  Waldun has all necessary legal capacity to enter into this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder.  Waldun has taken all necessary action on its part to authorize the execution of this Agreement and each Ancillary Agreement to which it is a party and the performance of its obligations hereunder and thereunder.  This Agreement and each Ancillary Agreement to which it is a party has been duly and validly executed by Waldun and is the legal, valid and binding obligation of Waldun, enforceable against Waldun in accordance with its terms.

5.3           No Violation, Etc.  The execution of this Agreement and each Ancillary Agreement to which it is a party and the performance of the obligations hereunder and thereunder by Waldun does not and will not (a) violate or conflict with any provision of the charter documents of Waldun, (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any agreement, lease, instrument, obligation,

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understanding or arrangement, oral or written, to which Waldun or any of its Affiliates is a party or by which any of Waldun’s properties or assets is subject or (c) violate any Applicable Law to which Waldun or any of its properties or assets are subject.

5.4          No Consents and Approvals.  No permit, consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental authority or Third Party is or will be necessary in connection with the execution by Waldun of this Agreement and each Ancillary Agreement to which it is a party or the performance by Waldun of its obligations hereunder and thereunder.

5.5          Litigation.  There is no litigation, proceeding, investigation, arbitration or claim pending against Waldun or, to Waldun’s knowledge, threatened with respect to the transactions contemplated herein.

5.6          Exclusive Representations and Warranties.  Other than the express representations and warranties set forth in this Article 5 or in any Ancillary Agreement, Waldun is not making any representations or warranties, express or implied.

ARTICLE 6
CLOSING

6.1          Closing.  The consummation of the transactions contemplated herein (the “Closing”) will take place on the date hereof at the offices of Reitler Kailas & Rosenblatt LLC, 885 Third Avenue, New York, New York 10022, or at such other time and place as agreed to by Retrophin and Waldun in writing.  The date on which the Closing actually occurs is referred to herein as the Closing Date.

6.2          Closing Deliverables.

(a)          The Vecamyl Sellers’ Deliverables.  At the Closing, the Vecamyl Sellers shall make available for delivery to Waldun the following:

(i)          A Certificate, in a form reasonably satisfactory to Waldun, executed by an executive officer of Retrophin and dated as of the Closing Date, certifying that (A) each of the representations and warranties of Retrophin set forth in this Agreement is true and correct as of the Closing Date as though made on and as of the Closing Date, and (B) Retrophin and its Affiliates has performed or complied with all obligations, conditions and covenants required to be performed by it or them under this Agreement at or prior to the Closing.

(ii)         A Bill of Sale, executed by and dated as of the Closing Date, in the form of Exhibit A hereto (the “Bill of Sale”);

(iii)        Trademark Assignments for each of the Trademark Properties in a form satisfactory to Waldun and executed by Retrophin and any applicable Affiliate dated as of the Closing Date, in the form of Exhibit B hereto (the “Trademark Assignments”);

(iv)        A signed Consent Agreement as set forth in Section 4.4(a);

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(v)         The consents from Nexgen and Athyrium Capital Management as set forth in Section 4.4(b); and

(vi)        The Product Rights and the Assets.

(b)          Waldun’s Deliverables. At the Closing, Waldun shall have delivered (or will deliver in the case of the Financial Consideration) to Retrophin the following:

(i)          A Certificate, in a form reasonably satisfactory to Retrophin, executed by the Waldun Representative and dated of the Closing Date, certifying that (A) each of the representations and warranties of Waldun set forth in this Agreement is true and correct, in all material respects, as of the Closing Date as though made on and as of the Closing Date, and (B) Waldun have performed or complied with, in all material respects, all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing;

(ii)         A signed Consent Agreement as set forth in Section 4.4(a); and

(iii)        The Financial Consideration to be paid within two (2) Business Days after the Closing Date.

6.3          Conditions to Obligations of Waldun.  The obligations of Waldun to purchase the Product Rights and the Assets and to consummate any other transactions contemplated by this Agreement are subject to the satisfaction on and as of the Closing Date of each of the following conditions (or Waldun’s express waiver of such condition in writing):

(a)          Representations and Warranties.  The representations and warranties of the Vecamyl Sellers set forth in this Agreement shall be true and correct, in all material respects, as of the Closing Date.

(b)          Performance of Obligations of the Vecamyl Sellers.  The Vecamyl Sellers shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by them under this Agreement at or prior to the Closing.

(c)          Consents.  The consents set forth in Section 4.4(b) shall have been obtained from Nexgen and Athyrium Capital Management.

(d)          No Injunction.  There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation the transaction contemplated by this Agreement.

(e)          Closing Deliverables.  On or before the Closing, Waldun shall have received from the Vecamyl Sellers each of the deliverables set forth in Section 6.2(a)(i)-(v) above.  The Product Rights and the Assets shall be available for transfer at the Closing at the direction of Waldun.

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6.4          Conditions to the Obligations of the Vecamyl Sellers.  The obligations of the Vecamyl Sellers to sell, assign, convey and deliver the Product Rights and the Assets are subject to the satisfaction on and as of the Closing of each of the following conditions (or the Vecamyl Sellers’ expressed waiver of such condition in writing):

(a)          Representations and Warranties.  The representations and warranties of Waldun set forth in this Agreement shall be true and correct in all material respects as of the Closing.

(b)          Performance of Obligations of Waldun.  Waldun shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)          No Injunction.  There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation the transaction contemplated by this Agreement.

(d)          Closing Deliverables.  On or before the Closing, the Vecamyl Sellers shall have received from Waldun each of the deliverables set forth in Section 6.2(b)(i)-(ii) above.

ARTICLE 7
Post-Closing Covenants

7.1          Additional Deliveries.  For no additional consideration, from time to time, on and after the Closing Date, at the request of Waldun or any Waldun transferee, the Vecamyl Sellers shall execute and deliver such additional or confirmatory instruments, documents of conveyance, endorsements, assignments and acknowledgments as are necessary to evidence or vest in Waldun or any Waldun transferee sole and exclusive title in and to the Product Rights and the Assets.

7.2          Call Center.  The Vecamyl Sellers agree to authorize The Medical Affairs Company (“TMAC”) to transfer to Waldun or any Waldun transferee all rights in and to the existing FAQs and Standard Responses related to the Product heretofore developed by TMAC for the Vecamyl Sellers upon the entry of Waldun or any Waldun transferee into an agreement with TMAC to provide call center services related to the Product for Waldun or any Waldun transferee.

ARTICLE 8
INDEMNIFICATION

8.1          By Retrophin.  From and after the Closing Date, to the extent provided in this Article 8, Retrophin shall indemnify, defend and hold harmless Waldun and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any claims, suits or proceedings and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent arising out of or related to (a) any breach of any representation, warranty, covenant or agreement of the Vecamyl Sellers contained in this Agreement and (b) any continuing obligations pertaining to the Product and Chenodal under the Purchase Agreements as set forth in the Consent Agreement.

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8.2          By Waldun.  From and after the Closing Date, to the extent provided in this Article 8, Waldun shall indemnify, defend and hold harmless Retrophin and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any claims, suits or proceedings and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent arising out of or related to any breach of any representation, warranty, covenant or agreement of Waldun contained in this Agreement.

8.3          Indemnification Procedures.  A Party (the “Indemnitee”) that intends to claim indemnification under this Article 8 shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or liability in respect to which the Indemnitee or any of its Affiliates or its or their respective officers, directors, employees or agents intends to claim such indemnification.  The Indemnitee shall permit and shall cause its employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or liability and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not materially and adversely affect the Indemnitee’s rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein.  No such action, claim or liability shall be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed or conditioned), and the Indemnitor shall not be responsible for any fees or other costs incurred other than as provided herein.  The Indemnitee, its employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.  The Indemnitee shall have the right, but not the obligation to be represented by counsel of its own selection at its own expense.

ARTICLE 9
DISPUTE RESOLUTION

9.1          Arbitration.

(a)          Any dispute arising out of or relating to this Agreement (including the Exhibits referenced herein, and the Ancillary Agreements) that cannot be resolved in thirty (30) days through good faith negotiation and discussion among the Parties shall be finally settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules using the Expedited Procedures then in effect (the “Arbitration Rules”).  The arbitration shall be conducted in the County and State of New York, unless otherwise agreed by the Parties in writing.  The arbitration shall be conducted in the English language.

(b)          The arbitration shall be conducted by a single, neutral arbitrator (“Arbitrator”) selected as follows: Within ten (10) days after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on an Arbitrator.  If the Parties do not agree on an Arbitrator within ten (10) days after receipt of an arbitration notice, the Parties shall exchange lists containing the names of three (3) candidates proposed by each Party to serve in such capacity.  No later than the five (5) days after the exchange of each Party’s list of candidates, each Party shall deliver to the other a list ranking all six (6) candidates proposed by the Parties in order of preference (one (1) being the most preferred and six (6) being the least

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preferred).  The candidate with the lowest aggregate ranking on the Parties’ lists shall serve as the Arbitrator (with the candidate whose last name comes first alphabetically being chosen in case of a tie).  If any candidate selected in accordance with the procedures provided in this Section is unable or unwilling to act as the Arbitrator, the candidate whose ranking is next lowest shall be approached until an Arbitrator is selected.  If none of the candidates proposed by the Parties is capable or willing to serve as the Arbitrator, the Parties may either agree to repeat the process until an Arbitrator is selected or, at the election of either Party, proceed in accordance with the Arbitration Rules.

(c)          The decision or award of the Arbitrator shall be final, binding and incontestable and may be used as a basis for judgment thereon in any jurisdiction. The Parties hereby expressly agree to waive the right to appeal from the decision of the Arbitrator. Accordingly, there shall be no appeal to any court or other authority (government or private) from the decision of the Arbitrator, and the Parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the Party in whose favor the decision or award is rendered, except in the case the decision or award was procured by fraud.  The Arbitrator shall, upon the request of either Party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the Parties.  Each Party shall bear its own costs and attorneys' fees, and the Parties shall equally bear the fees, costs, and expenses of the Arbitrator and the arbitration proceedings; provided, however, that the Arbitrator may exercise discretion to award costs, including reasonable and necessary attorneys' fees, to the prevailing Party.

9.2          Jurisdiction/Venue/Enforcement of Award.  The Parties consent and submit to the exclusive personal jurisdiction and venue of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, each located in County of New York, State of New York, to compel arbitration in accordance with this Agreement, to enforce any arbitration award granted pursuant to this Agreement, including, any award granting equitable or injunctive relief, and to otherwise enforce this Agreement and carry out the intentions of the Parties to resolve all disputes arising under or in connection with this Agreement through arbitration.

ARTICLE 10
MISCELLANEOUS

10.1        Counterparts.  This Agreement may be executed in up to four (4) counterparts, each of which shall be deemed an original and both of which shall constitute a single document.

10.2        Entire Agreement.  This Agreement, the Exhibits referenced herein and the Ancillary Agreements contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

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10.3         Exhibits.  The Exhibits referenced herein and attached hereto are incorporated into this Agreement by reference.

10.4         Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York or any other jurisdiction.

10.5         Assignability.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  The Vecamyl Sellers may not assign its or their rights or delegate its or their respective obligations under this Agreement without the express prior written consent of Waldun; provided that Retrophin may assign or transfer this Agreement, to an Affiliate (provided that Retrophin remains liable hereunder should such Affiliate default in any way), or to any Third Party in connection with the sale or transfer of Retrophin’s entire business.  Notwithstanding the above and for the avoidance of doubt, given the circumstances of the overall transaction, Retrophin understands and agrees that Waldun will have the right to transfer the Product Rights and the Assets it has received pursuant hereto to a Third Party and that such Third Party shall have the benefit of the terms and conditions of Section 7.2 above.

10.6         Third Party Beneficiaries.  Nothing in this Agreement shall be deemed to create any third party beneficiary rights in or on behalf of any other Person, except as set forth in Section 10.5 above.

10.7         Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, as shown by written receipt of the receiving party, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient and (d) when delivered by a nationally recognized overnight courier service, prepaid, when received as shown by written receipt of the receiving party and shall be addressed as follows:

If to Retrophin, to:	Retrophin, Inc.
12255 El Camino Real
San Diego, CA 92130
Attention: General Counsel

If to Waldun, to:	Waldun Pharmaceuticals, LLC
251 Loring Avenue
Pelham, New York 10803
Attention: Brian Smith

With a copy to:	Joseph I. Hirsch, Esq.
4149 Georgia Avenue
Palo Alto, California 94306-3813

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Either Party may, by notice to the other Parties given in the form specified in this Section 10.7, change the address to which such notices are to be given.  Notices delivered personally shall be deemed communicated as of the date of actual receipt; and notices sent via overnight courier or mailed in accordance with the above shall be deemed communicated as of the date of a signed receipt pertaining thereto.  A Party may change its address by written notice in accordance with this Section 10.7.

10.8        Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or unenforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

10.9        Survival.  Except as expressly set forth herein, the covenants, representations and warranties contained in this Agreement, and liability for the breach of any obligations contained herein, shall survive the Closing Date and shall remain in full force and effect.

10.10      No Implied Waiver.  No failure or delay on the part of the Parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.11      Amendments.  Any amendment or modification of this Agreement shall only be valid if made in writing and signed and delivered by both of the Parties hereto.

10.12      Independent Contractors.  The relationship between the Vecamyl Sellers and Waldun is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers nor of principal and agent between the Vecamyl Sellers and Waldun.

10.13      Expenses.  Except as expressly set forth herein, each Party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

10.14      Representation By Counsel; Interpretation.  The Vecamyl Sellers and Waldun each acknowledge that it and they have been represented by its and their own legal counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it, has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Retrophin and Waldun.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Agreement as of the date first written above.

RETROPHIN, INC.

By:	/s/ Margaret Valeur-Jensen

Print Name:	Margaret Valeur-Jensen

Title:	General Counsel

RETROPHIN THERAPEUTICS INTERNATIONAL, LLC

By:	/s/ Margaret Valeur-Jensen

Print Name:	Margaret Valeur-Jensen

Title:	General Counsel

MANCHESTER PHARMACEUTICALS, LLC

By:	/s/ Margaret Valeur-Jensen

Print Name:	Margaret Valeur-Jensen

Title:	General Counsel

WALDUN PHARMACEUTICALS, LLC

By:	/s/ Brian Smith
Brian Smith
The Waldun Representative and Member

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EXHIBIT A

BILL OF SALE

A-1

EXHIBIT B

TRADEMARK ASSIGNMENTS

B-1